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                                                               Exhibit 5


                         [LETTERHEAD OF PROSKAUER ROSE LLP]



                                                          December 1, 1999



24/7 Media, Inc.
1250 Broadway
New York, New York 10001

Ladies and Gentlemen:

       You have requested our opinion in connection with the filing by 24/7 Media, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to 1,724,061 shares of common stock, par value $.01 per share, of the Company (the "Shares").

       We have examined such records, documents and other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. We have also assumed without investigation the authenticity of any document submitted to us as an original, the conformity to originals of any document submitted to us as a copy, the authenticity of the originals of such latter documents, the genuineness of all signatures and the legal capacity of natural persons signing such documents.

       Based on the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized, have been issued, and are fully paid and non-assessable.

       We are admitted to the bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware, and the laws of the United States of America.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                     Very truly yours,

                                     Proskauer Rose LLP